C O NSE N T  O F  I N D E P E N D E N T  R E G IST E R E D  PU B L I C  A C C O U N T I N G  F I R M

To the Board of Directors

US Parts Online, Inc.

As independent registered public accountants, we hereby consent to the use of  our report  dated January 6,

2012,  with  respect  to  the  financial  statements  of  US  Parts  Online,  Inc.  in  its  registration  statement  on

Form  S-1/A  relating  to  the  registration  of  8,000,000  shares  of  common  stock.   We  also  consent  to  the

reference of our firm under the caption "interests of named experts and counsel" in the registration statement.

/s/ Sadler,  Gibb  &  Associates,  LLC

Farmington, UT

July 27, 2012